Exhibit 10.12

AMENDED AND RESTATED TIMBER MANAGER SUBORDINATION AGREEMENT

AMENDED AND RESTATED TIMBER MANAGER SUBORDINATION AGREEMENT (this “Agreement”), dated as of March 24, 2010, among (i) COBANK, ACB, in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the benefit of itself and each other Lender Party (such capitalized term and all other capitalized terms used herein shall have the meanings provided in Section 1.1), (ii) TIMBERLANDS II, LLC, a Delaware limited liability company (“Wells Timberland”), and WELLS TIMBERLAND OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Wells Partnership” and, together with Wells Timberland, each a “Borrower” and collectively, the “Borrowers”) and (iii) WELLS TRS HARVESTING OPERATIONS, LLC, a Delaware limited liability company (“Wells TRS Subsidiary”), (iv) WELLS TIMBERLAND HBU, LLC, a Delaware limited liability company (“Wells HBU” and together with the Borrowers and Wells TRS Subsidiary, each a “Loan Party” and collectively, the “Loan Parties”) and (v) FOREST RESOURCE CONSULTANTS, INC., a Georgia Corporation (the “Timber Manager”). This Agreement amends and restates in its entirety that certain Timber Manager Subordination Agreement, dated as of October 9, 2007 (the “Original Subordination Agreement”) among the Administrative Agent, for the benefit of itself and each other Lender Party, Wachovia Bank, National Association, as the Subordinated Administrative Agent (as defined in the Original Subordination Agreement) and each other Loan Party a party thereto.

W I T N E S S E T H:

WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of the date hereof (together with all extensions, modifications, consolidations, supplements, amendments, replacements, renewals, refinancings and restatements thereto and thereof, the “Credit Agreement”), among the Borrowers, various lenders that are or may become parties thereto (each, a “Lender” and collectively, the “Lenders”) and the Administrative Agent in its capacity as administrative agent for the Lenders, the Lenders have given their several commitments to make loans (collectively, the “Loans”) to the Borrowers;

WHEREAS, the Timber Manager, Wells Timberland, Wells TRS Subsidiary and Wells HBU are parties to the Timberland Operating Agreement, dated as of October 9, 2007, as amended by the First Amendment to the Timberland Operating Agreement, made and entered into as of December 31, 2008 (as so amended and together with all extensions, modifications, consolidations, supplements, amendments, replacements, renewals and restatements thereto and thereof permitted hereunder, the “Wells Management Agreement”), under which Wells Timberland, Wells TRS Subsidiary and Wells HBU appointed the Timber Manager as manager for certain timberlands owned by Wells Timberland and Wells HBU (the “Property”), and the Timber Manager accepted the appointment and agreed to carry out the management and operation of the Property; and

WHEREAS, a condition precedent to the making of the Loans under the Credit Agreement is that the Timber Manager and the Loan Parties enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Administrative Agent, on behalf of the Secured Parties, the Timber Manager and the Loan Parties agree to amend and restate the Original Subordination Agreement as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. The following terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meaning:

“Administrative Agent” is defined in the preamble.

“Agreement” is defined in the preamble.

“Bankruptcy Code” means Title 11 of the United States Code, as amended, supplemented, restated or otherwise modified from time to time, together with all rules and regulations promulgated thereunder.

“Borrower” and “Borrowers” are defined in the preamble.

“Credit Agreement” is defined in the first recital.

“Discharge of the Obligations” means confirmation by the Administrative Agent of (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate set forth in the Credit Agreement, whether or not such interest would be allowed or allowable in such Insolvency or Liquidation Proceeding) and premium, if any, on all Obligations outstanding under the Loan Documents; (b) payment in full in cash of all other Obligations (including monetary obligations incurred during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether such monetary obligations would be allowed or allowable in such proceeding) other than Unasserted Contingent Obligations; (c) termination or cash collateralization of all Obligations under Rate Protection Agreements entered into by the Borrowers with any Lender (or any of its affiliates) in connection with the Credit Agreement (in an amount satisfactory to the Administrative Agent); and (d) termination of all other commitments of the Lenders under the Loan Documents.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Loan Party or any parent or subsidiary of a Loan Party; (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Loan Party or any parent or subsidiary of a Loan Party or with respect to any part of their respective assets; (c) any liquidation, dissolution, reorganization or winding up of any Loan Party or any parent or subsidiary of a Loan Party whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Loan Party or any parent or subsidiary of a Loan Party.

“Lender” and “Lenders” are defined in the first recital.

“Loan Documents” is defined in the Credit Agreement.

“Loan Party” and “Loan Parties” are defined in the preamble.

“Loans” is defined in the first recital.

“Obligations” is defined in the Credit Agreement.

“Original Subordination Agreement” is defined in the preamble.

“Person” is defined in the Credit Agreement.

“Property” is defined in the second recital.

“Rate Protection Agreement” is defined in the Credit Agreement.

“Secured Parties” means, collectively, the Administrative Agent and the Lenders.

“Timber Manager” is defined in the preamble.

“Unasserted Contingent Obligations” means obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Wells HBU” is defined in the preamble.

“Wells Partnership” is defined in the preamble.

“Wells Management Agreement” is defined in the second recital.

“Wells Timberland” is defined in the preamble.

“Wells TRS Subsidiary” is defined in the preamble.

SECTION 1.2 Certain Rules of Construction. Unless otherwise specified, references in this Agreement to any Article or Section are references to such Article or Section of this Agreement, as the case may be. The words “herein,” “hereof” and “hereunder” and other words of similar import refer, as the context may require, to the relevant agreement as a whole, including all annexes, exhibits and schedules, and not to any particular section, subsection or clause contained in such agreement, annex, exhibit or schedule. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”, and where general words are followed by a specific listing of items, the general words shall be given their widest meaning and shall not be limited by an enumeration of specific matters; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by this Agreement) or, in the case of any governmental authority, Persons succeeding to the relevant functions of such governmental authority; all references to any law shall include any amendments and successors of the same; all references to any agreement, instrument or document shall refer to each such agreement, instrument or document as amended, restated, supplemented, modified, refinanced, replaced, extended or renewed from time to time (subject to any restrictions regarding the foregoing as may be set forth in this Agreement); and the words “asset” and “property” shall have the same meaning and refer to tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

SECTION 2.1 Wells Management Agreement, etc. Each of Wells Partnership, Wells Timberland, Wells TRS Subsidiary, Wells HBU and the Timber Manager jointly and severally represents and warrants to the Administrative Agent, as of the date hereof, that the following are true and correct:

(a) the Timber Manager has agreed to act as manager of the Property pursuant to the Wells Management Agreement. The Loan Parties have delivered a true, correct and complete copy of the Wells Management Agreement to the Administrative Agent;

(b) the entire agreement between the Timber Manager and the Loan Parties for the management of the Property is evidenced by the Wells Management Agreement;

(c) the Wells Management Agreement constitutes the valid and binding agreement of all of the parties thereto, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles;

(d) all parties to the Wells Management Agreement have full authority under all state and local laws and regulations to perform all of their respective obligations thereunder; and

(e) no party to the Wells Management Agreement is in default in the performance of any of its obligations under the Wells Management Agreement, and all payments and fees required to be paid to the Timber Manager thereunder have been paid to the date hereof.

SECTION 2.2 Due Authorization, Validity, etc. (a) The Timber Manager is duly formed and validly existing under the laws of its jurisdiction of formation; (b) the Timber Manager has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by the Timber Manager will not violate or conflict with the organizational documents (if any) of the Timber Manager, any material agreement binding upon the Timber Manager or any law, regulation or order or require any consent or approval which has not been obtained; and (d) this Agreement is the legal, valid and binding obligation of the Timber Manager, enforceable against the Timber Manager in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

ARTICLE III

SUBORDINATION AND COVENANTS

Notwithstanding the terms of the Wells Management Agreement, the Timber Manager hereby covenants and agrees as follows:

SECTION 3.1 Subordination of Wells Management Agreement to Liens of Lenders. The Wells Management Agreement and all liens, rights and interests (whether choate or inchoate and including, without limitation, all mechanic’s and materialmen’s liens under applicable law) owed, claimed or held by the Timber Manager in and to the Property, if any (regardless of the date, time, method, manner or order of grant, attachment or perfection of the foregoing and notwithstanding any provisions of the U.C.C. or other applicable law, the terms of the Loan Documents or any defect or deficiency in, or failure to perfect, the Liens securing the Obligations or any other circumstance whatsoever (including any liens securing the Obligations being subordinated, voided, invalidated or lapsed)), are and shall be in all respects subordinate and inferior to the liens and security interests created or to be created for the benefit of the Administrative Agent (on behalf of the Secured Parties) and securing the repayment of the Obligations.

SECTION 3.2 No Modifications of Wells Management Agreement. Notwithstanding anything to the contrary contained in the Wells Management Agreement, such agreement shall not be amended, restated, supplemented or otherwise modified (including by consent or waiver) in any material respect without the prior consent of the Administrative Agent, such consent not to be unreasonably withheld, delayed or conditioned.

SECTION 3.3 Lenders’ Rights to Confirm or Terminate Timber Management Agreement.

(a) If an Event of Default under the Credit Agreement shall have occurred and be continuing, the Administrative Agent shall have the right in its sole discretion to either (i) terminate the Wells Management Agreement or (ii) assume all of the rights and obligations of Wells Timberland , Wells TRS Subsidiary and Wells HBU under the Wells Management Agreement.

(b) Notwithstanding the termination of the Wells Management Agreement, none of the Secured Parties shall be liable or responsible for the payment of any management fees or any other amounts due under the Wells Management Agreement. On the effective date of termination of the Wells Management Agreement, the Timber Manager shall turn over to the Administrative Agent all books and records relating to the Property, together with such authorizations and letters of direction addressed to tenants, suppliers, employees, banks and other parties as the Administrative Agent may reasonably require; and the Timber Manager shall cooperate with the Administrative Agent in the transfer of management responsibilities to the Administrative Agent or its designee.

(c) If the Administrative Agent elects (an “Assumption Election”) to assume all of the rights and obligations of Wells Timberland, Wells TRS Subsidiary and Wells HBU under the Wells Management Agreement, the Timber Manager shall, subject to Section 3.6, at the request of the Administrative Agent, continue performance on behalf of the Secured Parties of all of the Timber Manager’s obligations under the terms of the Wells Management Agreement. Subject to the provisions of the next sentence with respect to management fees and other amounts owed prior to an Assumption Election, the Assumption Election shall not amend or modify the Wells Management Agreement in any respect, and, after an Assumption Election, the Administrative Agent and the Timber Manager shall have all rights and responsibilities under the Wells Management Agreement as if the Assumption Election had not been made. Notwithstanding anything to the contrary appearing in this Agreement, none of the Secured Parties shall be liable or responsible for the payment of any management fees or any other amounts due under the Wells Management Agreement for the period prior to an Assumption Election, which fees and other amounts shall be the sole responsibility of Wells Timberland, Wells TRS Subsidiary or Wells HBU to pay.

SECTION 3.4 Assignment of Leases, Contracts, Rents and Profits. The Timber Manager acknowledges that, as further security for the Obligations, the Borrowers and the other Loan Parties, as applicable, have executed and delivered to the Administrative Agent, a first priority perfected security interest in the Property, including all amounts payable with respect thereto pursuant to certain leases, timber cutting agreements, stumpage agreements, licenses, permits and other agreements or instruments.

SECTION 3.5 No Lender Obligation. None of the Secured Parties have any obligation to the Timber Manager with respect to the Loan Documents.

SECTION 3.6 Lenders Not Obligated Under the Wells Management Agreement. The Timber Manager agrees that Secured Parties shall in no event have any liability or obligation for payment or performance in favor of the Timber Manager under the Wells Management Agreement unless and to the extent the Administrative Agent assumes the rights and obligations of Wells Timberland, Wells TRS Subsidiary and Wells HBU under the Wells Management Agreement as provided in clause (c) of Section 3.3, in which case the Secured Parties shall pay, as and when required by the terms of the Wells Management Agreement, the amounts owing to the Timber Manager from and after the date of such assumption.

SECTION 3.7 Timber Manager’s Waivers. All of the Obligations shall be deemed to have been made, incurred and continued in material reliance upon this Agreement. The Timber Manager agrees that: (a) the Secured Parties have made no warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Loan Documents, or any other documents executed in connection therewith, or the collectibility of the

Obligations; (b) the Secured Parties shall have no fiduciary duty to the Timber Manager under this Agreement; (c) the Secured Parties shall be entitled to manage and supervise Loans and other credit extensions to the Loan Parties in accordance with their usual practices, modified from time to time as they deem appropriate under the circumstances, without regard to the existence of any rights that the Timber Manager may now or hereafter have in or to any of the assets of the Loan Parties; and (d) the Secured Parties shall have no liability to the Timber Manager for, and the Timber Manager waives any claim which it may now or hereafter have against, the Secured Parties arising out of any and all actions which the Secured Parties, in good faith, take or omit to take with respect to the Obligations or pursuant to this Agreement.

SECTION 3.8 No Waiver of Subordination Provisions. No right of any present or future Secured Party to enforce the subordination provisions provided herein shall at any time be prejudiced or impaired in any manner by any act or failure to act on the part of any Loan Party or the Timber Manager, by any act or failure to act by any Secured Party, or by any noncompliance by any Loan Party or the Timber Manager with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any Secured Party may have or be otherwise charged with.

ARTICLE IV

MODIFICATION; REFINANCINGS

SECTION 4.1 No Restrictions Regarding Modifications to Loan Documents. The Secured Parties may at any time and from time to time without the prior consent of the Timber Manager, without incurring liability to the Timber Manager and without impairing or releasing the obligations of the Timber Manager under this Agreement, change the manner or place of payment or extend, release, renew, compromise or postpone the time of payment of or renew or alter any of the terms of the Obligations, or amend, restate, supplement or otherwise modify (including by consent or waiver) in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Obligations.

SECTION 4.2 Refinancings. Upon any refinancing of the Obligations, (a) the refinanced amount shall constitute the Obligations, (b) the holders of the refinanced amount shall constitute the Lenders, (c) the principal documents governing the refinanced amount shall constitute the Credit Agreement and the documents and instruments executed in connection therewith shall constitute the Loan Documents, and (d) the Person to whom liens on the Collateral are granted to secure the refinanced amount shall constitute the Administrative Agent.

ARTICLE V

MISCELLANEOUS

SECTION 5.1 Effectiveness; Continuing Nature of this Agreement.

(a) This Agreement shall become effective when counterparts hereof have been duly executed and delivered among the parties thereto. This is a continuing agreement of subordination and the Secured Parties may continue, at any time and without notice to the Timber Manager, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrowers or any other Loan Party constituting Obligations in reliance hereof.

(b) The terms of this Agreement, the subordination effected hereby and the rights and the obligations of the Timber Manager, the Secured Parties arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by: (i) any amendment or modification of or supplement to the Loan Documents, or any refinancing thereof; (ii) the validity or enforceability of any of such documents; or (iii) any exercise or non-exercise of any right, power or remedy under or in respect of the Obligations. The Timber Manager hereby acknowledges that the provisions of this Agreement are intended to be enforceable at all times, whether before the commencement of, after the commencement of, in connection with or premised on the occurrence of an Insolvency or Liquidation Proceeding.

SECTION 5.2 Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by the Administrative Agent, the Timber Manager and each Loan Party, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

SECTION 5.3 Notices. Unless otherwise specifically provided herein, any notice or other communication delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a business day before 5:00 p.m. (New York City time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.

Notices shall be addressed as follows:

If to the Administrative Agent:

CoBank, ACB, as Administrative Agent

5500 S. Quebec Street

Greenwood Village, Colorado 80111

Attention: Syndications Coordinator, Corporate Finance Division

Telecopier No. 303-694-5830

If to the Timber Manager:

Forest Resource Consultants, Inc.

717 North Avenue

Macon, Georgia 31211

Attn: David Foil

If to Wells Timberland or any other Loan Party:

c/o Wells Timberland REIT, Inc.

6200 The Corners Parkway

Norcross, Georgia 30092

Attention: Don Warden, Manager of Timberland Operations

Telecopier No.: 770-243-8286

or in any case, to such other address as the party addressed shall have previously designated by notice to the serving party, given in accordance with this Section.

SECTION 5.4 Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of the Secured Parties, the Timber Manager and each Loan Party. The Secured Parties may, from time to time, without notice to the Timber Manager, assign or transfer any or all of the Obligations or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Obligations shall, subject to the terms hereof, be and remain Obligations for purposes of this Agreement, and every permitted assignee or transferee of any of the Obligations or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Obligations, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

SECTION 5.5 Relative Rights. This Agreement shall define the relative rights of the Secured Parties, on the one hand, and the Timber Manager, on the other hand. Nothing in this Agreement shall (a) impair, as among the Secured Parties, on the one hand, and as among the Loan Parties and the Timber Manager, on the other hand, the obligations of the Loan Parties with respect to the payment of the Obligations in accordance with their respective terms or (b) affect the relative rights of the Secured Parties with respect to any other creditors of the Loan Parties.

SECTION 5.6 Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of the Wells Management Agreement, on the one hand, and the terms of this Agreement, on the other hand, the provisions of this Agreement shall control and govern.

SECTION 5.7 Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

SECTION 5.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 5.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 5.10 Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until the earlier of (i) the termination of the Wells Management Agreement and (ii) the Discharge of the Obligations, at which date this Agreement shall terminate without further action on the part of the parties hereto.

SECTION 5.11 Applicable Law; Entire Agreement. THIS AGREEMENT SHALL EACH BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. This Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 5.12 Action by Parties Hereto. Any consent, approval, waiver, request, notice or other action permitted or required by this Agreement to be provided by the Secured Parties shall be deemed so provided if evidenced in a writing signed by the Administrative Agent, and the Timber Manager shall be entitled to rely upon any such writing as valid, binding and enforceable against the Secured Parties without any requirement for verification of Administrative Agent’s authority therefor.

SECTION 5.13 Cumulative Rights. Each and every right, remedy and power granted to the Administrative Agent hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein, in the Loan Documents, as the case maybe, or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by the Administrative Agent, from time to time, concurrently or independently and as often and in such order as the Administrative Agent in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect the Administrative Agent’s right thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of the Administrative Agent’s rights hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

SECTION 5.14 Specific Enforcement. THIS AGREEMENT IS INTENDED FOR THE BENEFIT OF, AND SHALL BE ENFORCEABLE DIRECTLY BY, THE ADMINISTRATIVE AGENT, ON BEHALF OF THE SECURED PARTIES. THE TIMBER MANAGER ACKNOWLEDGES AND AGREES THAT THE TERMS OF THIS AGREEMENT ARE A MATERIAL INDUCEMENT TO THE SECURED PARTIES TO MAKE THE OBLIGATIONS AVAILABLE TO THE LOAN PARTIES, THAT THE SECURED PARTIES WOULD NOT HAVE MADE THE OBLIGATIONS AVAILABLE TO THE LOAN PARTIES WITHOUT THE BENEFIT OF THE PROVISIONS CONTAINED IN THIS AGREEMENT, AND THAT THE TIMBER MANAGER IS RECEIVING SUBSTANTIAL BENEFITS AS A RESULT OF THE SECURED PARTIES MAKING THE OBLIGATIONS AVAILABLE TO THE LOAN PARTIES. ACCORDINGLY, THE ADMINISTRATIVE AGENT, ON BEHALF OF THE SECURED PARTIES, IS HEREBY AUTHORIZED TO DEMAND SPECIFIC PERFORMANCE OF THE PROVISIONS OF THIS AGREEMENT AT ANY TIME WHEN THE TIMBER

MANAGER SHALL HAVE FAILED TO COMPLY WITH ANY OF SUCH PROVISIONS APPLICABLE TO IT. THE TIMBER MANAGER HEREBY IRREVOCABLY WAIVES ANY DEFENSE BASED ON THE ADEQUACY OF A REMEDY AT LAW THAT MIGHT BE ASSERTED AS A BAR TO SUCH REMEDY OF SPECIFIC PERFORMANCE, IT BEING AGREED THAT THE SECURED PARTIES WILL SUFFER IRREPARABLE HARM IF THE TERMS OF THIS AGREEMENT ARE NOT STRICTLY ENFORCED IN ACCORDANCE WITH ITS TERMS.

SECTION 5.15 Effectiveness During Insolvency or Liquidation Proceeding. The provisions of this Agreement shall continue in full force and effect notwithstanding any Insolvency or Liquidation Proceeding.

SECTION 5.16 No Novation. The amendment and restatement of the Original Subordination Agreement by this Agreement shall not constitute a novation or termination of the obligations and covenants of the parties thereto, but shall constitute an amendment and restatement of the obligations and covenants of the parties thereto and each party to the Original Subordination Agreement hereby reaffirms all such obligations and covenants under the Original Subordination Agreement as amended and restated hereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, as of the day and year first above written.

COBANK, ACB, as Administrative Agent

By:
	Name:	Michael Tousignant
	Title:	Vice President

FOREST RESOURCE CONSULTANTS, INC.

By:
	Name:	David T. Foil
	Title:	President

[Signatures continue on following page]

TIMBER MANAGER SUBORDINATION AGREEMENT

SIGNATURE PAGE 1

LOAN PARTIES

TIMBERLANDS II, LLC

By:	WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC, its Manager

By:
	Name:	Brian M. Davis
	Title:	Senior Vice President & Chief Financial Officer

WELLS TIMBERLAND OPERATING PARTNERSHIP, L.P.

By:	WELLS TIMBERLAND REIT, INC., its General Partner

By:
	Name:	Douglas P. Williams
	Title:	Executive Vice President, Secretary & Treasurer

WELLS TRS HARVESTING OPERATIONS, LLC

By:	FOREST RESOURCE CONSULTANTS, INC., its Manager

By:
	Name:	David T. Foil
	Title:	President

TIMBER MANAGER SUBORDINATION AGREEMENT

SIGNATURE PAGE 2

WELLS TIMBERLAND HBU, LLC

By:	WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC, its Manager

By:
	Name:	Brian M. Davis
	Title:	Senior Vice President & Chief Financial Officer

TIMBER MANAGER SUBORDINATION AGREEMENT

SIGNATURE PAGE 3